Exhibit 4.14.9
EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and as Securities Intermediary

______________________________

AMENDED AND RESTATED GROUP II SUPPLEMENT,
dated as of June 17, 2015
to

AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014
______________________________

Rental Car Asset Backed Notes
(Issuable in Series)

Schedule
SCHEDULE I TO THE GROUP II SUPPLEMENT - DEFINITIONS LIST

AMENDED AND RESTATED GROUP II SUPPLEMENT, dated as of June 17, 2015 (this “Group II Supplement”), between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware, as issuer (“HVF II”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”).
W I T N E S S E T H:
WHEREAS, Sections 2.2 and 9.1 of the Base Indenture provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the creation of one or more Groups of Notes;
WHEREAS, HVF II and the Trustee previously entered into the Group II Supplement, dated as of November 25, 2013 (the “Initial Group II Supplement”), to the Base Indenture, between HVF II and the Trustee;
WHEREAS, the Initial Group II Supplement permits HVF II to make amendments to the Initial Group II Supplement subject to certain conditions set forth therein;
WHEREAS, HVF II and the Trustee, in accordance with the Initial Group II Supplement, desire to amend and restate the Initial Group II Supplement on the date hereof in its entirety as set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
DESIGNATION
There was created a Group under which various Series of Notes have been and may from time to time be issued pursuant to the Initial Base Indenture and the Initial Group II Supplement, and such Group was designated generally as Group II. Each Series of Notes issued pursuant to the Initial Group II Indenture and a Group II Series Supplement was designated as and shall remain a Series of Group II Notes, and each Series of Notes issued pursuant to the Group II Indenture and a Group II Series Supplement shall be designated as a Series of Group II Notes (such notes, collectively, the “Group II Notes”).

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1. 1.Definitions.
(a)Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified or supplemented from time to time in accordance with the provisions hereof, and all capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture Definitions List, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Group II Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Group II Notes and not to any other Group of Notes issued by HVF II.
Section 1. 2.Cross-References.
Unless otherwise specified, references in this Group II Supplement and in each other Group II Related Document to any Article or Section are references to such Article or Section of this Group II Supplement or such other Group II Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1. 3.Accounting and Financial Determinations; No Duplication.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Group II Supplement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Group II Supplement, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Group II Related Documents shall be made without duplication.
Section 1. 4.Rules of Construction.
In this Group II Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Group II Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)references to sections of the Code also refer to any successor sections; and
(i)the language used in this Group II Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE II
THE NOTES
Section 2. 1.Designation and Terms of Group II Notes.
Each Series of Group II Notes shall be substantially in the form specified in the applicable Group II Series Supplement and shall bear, upon its face, the designation for such Series of Group II Notes to which it belongs as selected by HVF II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Group II Series Supplement and may have such letters, numbers or other marks of identification and such legends or indorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Group II Notes, as evidenced by his execution of the Group II Notes. All Group II Notes of any Series of Group II Notes shall, except as specified in the applicable Group II Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Group II Indenture and the applicable Group II Series Supplement. The aggregate principal amount of Group II Notes that may be authenticated and delivered under this Group II Supplement is unlimited. The Group II Notes of each Series of Group II Notes shall be issued in the denominations set forth in the applicable Group II Series Supplement. Each Series of Group II Notes which are designated as a Series of Group II Notes in the applicable Group II Series Supplement shall be secured by the Group II Indenture Collateral.

Section 2. 2.Group II Notes Issuable in Series.
(a)The Group II Notes shall be issued in one or more Series of Group II Notes. Each Series of Group II Notes shall be created by a Group II Series Supplement.
(b)Group II Notes of a new Series of Group II Notes may from time to time be executed by HVF II and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:
(i)a Company Order authorizing and directing the authentication and delivery of the Group II Notes of such new Series of Group II Notes by the Trustee and specifying the designation of such new Series of Group II Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series of Group II Notes to be authenticated and the Note Rate with respect to such new Series of Group II Notes;
(ii)a Group II Series Supplement satisfying the criteria set forth in Section 2.3 executed by HVF II, the Trustee and any other parties thereto and specifying the Group II Series Principal Terms of such new Series of Group II Notes;
(iii)each related Group II Series Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;
(iv)an Officer’s Certificate of HVF II to the effect that the Rating Agency Condition with respect to each Series of Group II Notes Outstanding (other than any such Series of Group II Notes (A) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes or (B) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group II Series Supplement) shall have been satisfied with respect to such issuance;
(v)an Officer’s Certificate of HVF II dated as of the applicable Series Closing Date to the effect that (A) consent has been obtained from the Required Series Noteholders of each Series of Group II Notes with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Group II Notes or will occur as a result of the issuance of the new Series of Group II Notes, if, in any such case, such existing Series of Group II Notes will not be refinanced with the proceeds of the issuance of such new Series of Notes, (B) all conditions precedent set forth in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been satisfied and (C) all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;
(vi)a Tax Opinion;

(vii)with respect to each Series Related Document (other than the Group II Supplement, the Series Supplement or the HVF II LP Agreement) with respect to such Series to which HVF II or the HVF II General Partner is a party, evidence (in the form of an Officer’s Certificate of HVF II) that each party to such Series Related Document has covenanted and agreed in such Series Related Document that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
(viii)unless otherwise specified in the related Group II Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:
(A)all conditions precedent provided for in the Group II Indenture and the related Group II Series Supplement with respect to the authentication and delivery of the new Series of Group II Notes have been complied with in all material respects, and all conditions precedent set forth in the Group II Indenture with respect to the execution of the related Group II Series Supplement have been complied with in all material respects;
(B)the related Group II Series Supplement has been duly authorized, executed and delivered by HVF II and the HVF II General Partner;
(C)the new Series of Group II Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of the Group II Indenture and the related Group II Series Supplement, will constitute valid, binding and enforceable obligations of HVF II entitled to the benefits of the Group II Indenture and the related Group II Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;
(D)the related Group II Series Supplement has been duly authorized, executed and delivered, and is a legal, valid and binding agreement of HVF II, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and
(E)that the new Series of Group II Notes is secured by a valid and perfected security interest in the Group II Indenture Collateral; and
(ix)such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Group II Notes upon execution thereof by HVF II.

Section 2. 3.Series Supplement for Each Series of Notes. In conjunction with the issuance of a new Series of Group II Notes, the parties hereto shall execute a Group II Series Supplement, which shall specify the relevant terms with respect to such new Series of Group II Notes, which may include:
(i)its name or designation;
(ii)its Initial Principal Amount or the method of calculating its Initial Principal Amount;
(iii)its Note Rate;
(iv)its Series Closing Date;
(v)each Rating Agency rating such Series of Group II Notes;
(vi)the name of the Clearing Agency, if any;
(vii)the interest payment date or dates and the date or dates from which interest shall accrue;
(viii)the method of allocating Group II Collections to such Series of Group II Notes;
(ix)whether the Group II Notes of such Group II Series will be issued in multiple Classes and, if so, the method of allocating Group II Collections allocated to such Group II Series among such Classes and the rights and priorities of each such Class;
(x)the method by which the principal amount of the Group II Notes of such Series of Group II Notes shall amortize or accrete;
(xi)the names of any Group II Series Accounts to be used by such Series of Group II Notes and the terms governing the operation of any such account and the use of moneys therein;
(xii)any deposit of funds to be made in any Group II Series Account on the applicable Series Closing Date;
(xiii)the terms of any related Group II Series Enhancement and the Group II Series Enhancement Provider thereof, if any;
(xiv)whether the Group II Notes of such Series of Group II Notes may be issued in bearer form and any limitations imposed thereon;
(xv)its Legal Final Payment Date; and
(xvi)any other relevant terms of such Series of Group II Notes that do not change the terms of any Series of Group II Notes Outstanding (all such terms, the “Group II Series Principal Terms” of such Series of Group II Notes).

Section 2. 4.Execution and Authentication.
(a)Each Series of Group II Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of HVF II by an Authorized Officer and delivered by HVF II to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Group II Note no longer holds that office at the time the Group II Note is authenticated, such Group II Note shall nevertheless be valid.
(b)At any time and from time to time after the execution and delivery of this Group II Supplement, HVF II may deliver Group II Notes of any particular Series of Group II Notes executed by HVF II to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Group II Notes, and the Trustee, in accordance with such Company Order and this Group II Supplement, shall authenticate and deliver such Group II Notes.
(c)No Group II Note shall be entitled to any benefit under the Group II Indenture or be valid for any purpose unless there appears on such Group II Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Group II Notes of the Series of Group II Notes to which such Group II Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Group II Note has been duly authenticated under this Group II Supplement. The Trustee may appoint an authenticating agent acceptable to HVF II to authenticate Group II Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Group II Notes whenever the Trustee may do so. Each reference in this Group II Supplement to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Group II Notes of a Series of Group II Notes issued under the within mentioned Group II Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory
(d)Each Group II Note shall be dated and issued as of the date of its authentication by the Trustee.
(e)Notwithstanding the foregoing, if any Group II Note shall have been authenticated and delivered hereunder but never issued and sold by HVF II, and HVF II shall deliver such Group II Note to the Trustee for cancellation as provided in Section 2.4 of the Base Indenture together with a written statement (which need not comply with Section 10.3 of the Base Indenture and need not be accompanied by an Opinion of Counsel) stating that such Group II Note has never been issued and sold by HVF II, for all purposes of the Group II Indenture such

Group II Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Group II Indenture.
(f)The Trustee shall have the right to decline to authenticate and deliver any Group II Notes under this Section 2.4 if the Trustee, based on the written advice of counsel, determines that such action may not lawfully be taken.
ARTICLE III
SECURITY
Section 3. 1.Grant of Security Interest.
(a)To secure the Group II Note Obligations, HVF II hereby affirms the security interests granted in the Initial Group II Supplement and pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group II Noteholders, and hereby grants to the Trustee, for the benefit of such Group II Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF II or in which HVF II now has or at any time in the future may acquire any right, title or interest (collectively, the “Group II Indenture Collateral”):
(i)the Group II Leasing Company Notes, including, without limitation, all monies due and to become due to HVF II from any Group II Leasing Company under or in connection with any Group II Leasing Company Note, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Leasing Company Note or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Leasing Company Note (whether arising pursuant to the terms of such Group II Leasing Company Note or otherwise available to HVF II at law or in equity), the right to enforce any Group II Leasing Company Note as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Leasing Company Note or the obligations of any party thereunder;
(ii)the Group II Related Documents (other than the Group II Indenture), including all monies due and to become due to HVF II under or in connection with any Group II Related Document, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any provision of any Group II Related Document, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF II against any other party under or with respect to any Group II Related Document (whether arising pursuant to the terms of such Group II Related Document or otherwise available to HVF II at law or in equity), the right to enforce any Group II Related Document as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Group II Related Document or the obligations of any party thereunder;

(iii)the Group II Collection Account, all monies on deposit from time to time in the Group II Collection Account and all proceeds thereof;
(iv)all additional property that may from time to time hereafter (pursuant to the terms of the Group II Supplement or otherwise) be subjected to the grant and pledge hereof by HVF II or by anyone on its behalf; and
(v)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)The foregoing grant is made in trust to secure the Group II Note Obligations and to secure compliance with the provisions of the Group II Indenture and any Group II Series Supplement, all as provided in the Group II Indenture. The Trustee, as trustee on behalf of the Group II Noteholders, acknowledges such grant, accepts the trusts under the Group II Indenture in accordance with the provisions of the Group II Indenture agrees to perform its duties required in the Group II Indenture. Except as otherwise stated in any Group II Series Supplement, the Group II Indenture Collateral shall secure the Group II Notes equally and ratably without prejudice, priority or distinction.
(c)The Group II Indenture Collateral has been pledged to the Trustee to secure each Series of Group II Notes. For all purposes hereunder and for the avoidance of doubt, the Group II Indenture Collateral will be held by the Trustee solely for the benefit of the Holders of the Group II Notes, and no Noteholder of any Series of Notes that is not a Series of Group II Notes will have any right, title or interest in, to or under the Group II Indenture Collateral. For the avoidance of doubt, if it is determined that the Group II Noteholders have any right, title or interest in, to or under the Group-Specific Collateral with respect to any Group of Notes other than Group II Notes, then the Group II Noteholders agree that their right, title and interest in, to or under such Group-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Group of Notes, and in such case, this Group II Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
(d)On the Initial Group II Closing Date, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, the RCFC Series 2010-3 Note.  The Trustee shall take possession of the RCFC Series 2010-3 Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of the RCFC Series 2010-3 Note in New York, New York. The RCFC Series 2010-3 Note shall be accompanied by the indorsement of the RCFC Series 2010-3 Note in blank by an effective indorsement.
(e)On any date after the Initial Group II Closing Date on which HVF II acquires an Additional Group II Leasing Company Note, HVF II shall deliver or cause to be delivered to the Trustee as security for the Group II Note Obligations, such Additional Group II Leasing Company Note.  The Trustee shall take possession of such Additional Group II Leasing Company Note in New York, New York and shall at all times during the period of the Group II Indenture maintain custody of such Additional Group II Leasing Company Note in New York,

New York. Such Additional Group II Leasing Company Note shall be accompanied by the indorsement of such Additional Group II Leasing Company Note in blank by an effective indorsement.
Section 3. 2.Certain Rights and Obligations of HVF II Unaffected.
(a)Actions With Respect to Base Related Documents and Group II Related Documents. Without derogating from the absolute nature of the assignment granted to the Trustee under this Group II Supplement or the rights of the Trustee hereunder, unless a Group II Liquidation Event has occurred and is continuing and except to the extent prohibited by Section 8.2, HVF II shall be permitted to give all requests, notices, directions or approvals, if any, that are required to be given in the normal course of business (which, for the avoidance of doubt, does not include waivers of defaults under, or consent to amendments or modifications of, any of the Base Related Documents and Group II Related Documents) to any Person in accordance with the terms of the Base Related Documents and Group II Related Documents.
(b)Assignment of Group II Indenture Collateral to Trustee. The assignment of the Group II Indenture Collateral to the Trustee on behalf of the Group II Noteholders shall not (i) relieve HVF II from the performance of any term, covenant, condition or agreement on HVF II’s part to be performed or observed under or in connection with any of the Group II Leasing Company Related Documents or from any liability to any Person thereunder or (ii) impose any obligation on the Trustee or any such Group II Noteholders to perform or observe any such term, covenant, condition or agreement on HVF II’s part to be so performed or observed or impose any liability on the Trustee or any of the Group II Noteholders for any act or omission on the part of HVF II or from any breach of any representation or warranty on the part of HVF II.
(c)Indemnification of Trustee. HVF II shall indemnify the Trustee against any and all loss, liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with enforcing the Group II Indenture or any Group II Related Document or preserving any of its rights to, or realizing upon, any of the Group II Indenture Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee that constitutes negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2(c) shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Group II Supplement or any Group II Series Supplement.
Section 3. 3.Performance of Group II Leasing Company Related Documents.
Upon the occurrence of a Group II Leasing Company Amortization Event, promptly following a request from the Trustee to do so and at HVF II’s expense, HVF II agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by such party to any of the Base Related Documents and Group II Related Documents, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II to the extent and in the manner directed by the Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by such party to any of the Base Related Documents and Group II Related Documents, as applicable, of each of its obligations under such Base Related Documents and Group II Related Documents, as applicable.
If (i) HVF II shall have failed, within five (5) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) HVF II refuses to take any such action, (iii) the Trustee reasonably determines that such action must be taken immediately or (iv) an Amortization Event with respect to any Series of Group II Notes or any Group II Liquidation Event has occurred and is continuing, then the Trustee may take such previously directed action and any related action permitted under the Group II Indenture that the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Group II Indenture to direct HVF II to take such action), on behalf of HVF II and the Group II Noteholders.
HVF II does hereby make, constitute and appoint the Trustee its true and lawful Attorney-in-Fact for it and in its name, stead and behalf to exercise any and all rights, remedies, powers and privileges lawfully available to HVF II with respect to any Group II Leasing Company Note pursuant to this Section 3.3.
Section 3. 4.Release of Collateral.
(a)The Trustee shall, when required by the provisions of this Group II Supplement or any Group II Series Supplement, execute instruments to release property from the lien of this Group II Supplement or any or all Group II Series Supplements, as applicable, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Group II Supplement or such Group II Series Supplements, as applicable. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)The Trustee shall, at such time as there are no Group II Notes Outstanding, release any remaining portion of the Group II Indenture Collateral from the lien of the Group II Supplement and release to HVF II any amounts then on deposit in or credited to the Group II Collection Account. The Trustee shall release property from the lien of this Group II Supplement pursuant to this Section 3.4(b) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 3.5.
Section 3. 5.Opinions of Counsel.
The Trustee shall receive at least seven (7) days’ notice when requested by HVF II to take any action pursuant to Section 3.4, accompanied by copies of any instruments involved and an Opinion of Counsel (which may be based on an Officer’s Certificate), in form and substance reasonably satisfactory to the Trustee, concluding that all such action will not materially and adversely impair the security for the Group II Notes or the rights of the Group II Noteholders in a manner not permitted under the Master Related Documents; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Group II Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action. For the avoidance of doubt, any action pursuant to Section 3.4(a) relating to the release of Group II Indenture Collateral or the conveyance by the Trustee of its security interest in the same shall be deemed not to materially and adversely impair the security for any Series of Notes that is not a Series of Group II Notes.
Section 3. 6.Stamp, Other Similar Taxes and Filing Fees.
HVF II shall indemnify and hold harmless the Trustee and each Group II Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Group II Indenture. HVF II shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Group II Indenture.
Section 3. 7.Duty of the Trustee.
Except for actions expressly authorized by the Group II Indenture, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Group II Indenture Collateral now existing or hereafter created or to impair the value of any of the Group II Indenture Collateral now existing or hereafter created.

ARTICLE IV
REPORTS
Section 4. 1.Reports and Instructions to Trustee.
(a)Daily Collection Reports. On each Business Day commencing on November 25, 2013, HVF II shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Daily Group II Collection Report”) setting forth the aggregate of the amounts deposited in the Group II Collection Account on the immediately preceding Business Day. HVF II shall deliver a copy of the Daily Group II Collection Report for each Business Day to the Trustee.
(b)Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in June 2015, HVF II shall deliver to the Trustee an Officer’s Certificate of HVF II to the effect that, except as provided in a notice delivered pursuant to Section 8.3, no Amortization Event or Potential Amortization Event with respect to any Series of Group II Notes Outstanding has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.
(c)Instructions as to Withdrawals and Payments. HVF II will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Group II Collection Account and any other accounts specified in a Group II Series Supplement and to make drawings under any Group II Series Enhancement, as contemplated herein and in any Group II Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.
Section 4. 2.Reports to Noteholders.
(a)On each Payment Date, the Paying Agent shall forward to each Group II Noteholder of record as of the immediately preceding Record Date of each Series of Group II Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series of Group II Notes, with a copy to the Rating Agencies and any Group II Series Enhancement Provider with respect to such Series of Group II Notes, which delivery may be satisfied by the Paying Agent posting, or causing to be posted, such Monthly Noteholders’ Statement to a password-protected website made available to such Group II Noteholders, the Rating Agencies and such Group II Series Enhancement Providers or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(b)Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Group II Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2013, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Group II Noteholder a statement prepared by or on behalf of HVF II containing the information that is required to be contained in the Monthly Noteholders’ Statements with respect to such Series of Group II Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Group II Noteholder, together with such other customary information (consistent with the treatment of the Group II Notes as debt) as HVF II deems necessary or desirable to enable the Group II Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of HVF II to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
Section 4. 3.Group II Administrator.
Pursuant to the Group II Administration Agreement, the Group II Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Group II Supplement. Each Group II Noteholder by its acceptance of a Group II Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group II Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group II Administrator and to the extent so performed or taken by the Group II Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group II Administrator or relieve HVF II of any payment obligation hereunder.

Section 4. 4.Reports.
Delivery of reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF II’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V
ALLOCATION AND APPLICATION OF COLLECTIONS
Section 5. 1.Group II Collection Account.
(a)Establishment of Group II Collection Account. On or prior to November 25, 2013, HVF II, the Securities Intermediary and the Trustee shall have established a securities account (such account, or if succeeded or replaced by another account then such successor or replacement account, the “Group II Collection Account”) in the name of, and under the control of, the Trustee that shall be maintained for the benefit of the Group II Noteholders. If at any time a Trust Officer obtains actual knowledge or receives written notice that the Group II Collection Account is no longer an Eligible Account, the Trustee, within ten (10) Business Days of obtaining such knowledge, shall cause the Group II Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Group II Collection Account to assume the obligations of the existing Securities Intermediary hereunder.
(b)Administration of the Group II Collection Account. HVF II may instruct (by standing instructions or otherwise) the institution maintaining the Group II Collection Account to invest funds on deposit in such Group II Collection Account from time to time in Permitted Investments; provided, however, that any such investment in the Group II Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Group II Collection Account). Investments of funds on deposit in administrative sub-accounts of the Group II Collection Account established in respect of particular Group II Notes shall be required to mature on or before the dates specified in the applicable Group II Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Group II Collection Account shall remain uninvested. HVF II shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of HVF II, and the Trustee shall have no responsibility to monitor the investment rating of any Permitted Investment.
(c)Earnings from Group II Collection Account. All interest and earnings (net of losses and investment expenses) paid on amounts on deposit in or credited to the Group II Collection Account shall be deemed to be available and on deposit for distribution.

(d)Establishment of Group II Series Accounts. To the extent specified in the Group II Series Supplement with respect to any Series of Group II Notes, the Trustee may establish and maintain one or more Group II Series Accounts and/or administrative sub-accounts of the Group II Collection Account to facilitate the proper allocation of Group II Collections in accordance with the terms of such Group II Series Supplement.
Section 5. 2.Trustee as Securities Intermediary.
(a)With respect to the Group II Collection Account, the Trustee or other Person maintaining such Group II Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to the Group II Collection Account. If the Securities Intermediary is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.2.
(b)The Securities Intermediary agrees that:
(i)The Group II Collection Account is an account to which Financial Assets will be credited;
(ii)All securities or other property underlying any Financial Assets credited to the Group II Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Group II Collection Account be registered in the name of HVF II, payable to the order of HVF II or specially indorsed to HVF II;
(iii)All property delivered to the Securities Intermediary pursuant to this Group II Supplement and all Permitted Investments thereof will be promptly credited to the Group II Collection Account;
(iv)Each item of property (whether investment property, security, instrument or cash) credited to the Group II Collection Account shall be treated as a Financial Asset;
(v)If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Group II Collection Account or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order on instruction without further consent by HVF II or the Group II Administrator;
(vi)The Group II Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York

UCC and the Group II Collection Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)The Securities Intermediary has not entered into, and until termination of this Group II Supplement, will not enter into, any agreement with any other Person relating to the Group II Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Group II Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 5.2(b)(v); and
(viii)Except for the claims and interest of the Trustee and HVF II in the Group II Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Group II Collection Account or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Group II Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group II Administrator and HVF II thereof.
(c)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Group II Collection Account and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Group II Collection Account.
(d)The Securities Intermediary will promptly send copies of all statements for the Group II Collection Account, which statements shall reflect any financial assets credited thereto simultaneously to each of HVF II, the Group II Administrator, and the Trustee at the addresses set forth in Section 11.9.
(e)In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Group II Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee for the benefit of the Group II Noteholders. The financial assets and other items deposited to the Group II Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee for the benefit of the Group II Noteholders.
(f)Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Group II Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Group II Collection Account by crediting to such Group II Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

(g)Notwithstanding anything in Section 5.1 or this Section 5.2 to the contrary, with respect to the Group II Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Group II Collection Account is deemed not to constitute a securities account.
Section 5. 3.Group II Collections and Allocations.
(a)Group II Collections in General. Until this Group II Supplement is terminated pursuant to Section 11.6, HVF II shall, and the Trustee is authorized (upon written instructions) to, cause all Group II Collections due and to become due to HVF II or the Trustee, as the case may be, to be deposited to the Group II Collection Account at such times as such amounts are due. HVF II agrees that if any such monies, instruments, cash or other proceeds shall be received by HVF II in an account other than the Group II Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF II with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF II for, and immediately (but in any event within two (2) Business Days from receipt) remitted to, the Trustee, with any necessary indorsement. Subject to Section 9.11, all monies, instruments, cash and other proceeds received by the Trustee pursuant to this Group II Supplement shall be promptly deposited in the Group II Collection Account and shall be applied as provided in this Article V.
(b)Allocations for Group II Noteholders. On each day on which Group II Collections are deposited into the Group II Collection Account, HVF II shall allocate Group II Collections deposited into the Group II Collection Account in accordance with this Article V and shall instruct the Trustee in writing to withdraw the required amounts from the Group II Collection Account and make the required deposits in any Group II Series Account in accordance with this Article V, as modified by each Group II Series Supplement. HVF II shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the applicable Group II Series Supplement for any Series of Group II Notes.
(c)Sharing Group II Collections. In the manner described in the applicable Group II Series Supplement, to the extent that Group II Principal Collections that are allocated to any Series of Group II Notes on a Payment Date are not needed to make payments to Group II Noteholders of such Series of Group II Notes or required to be deposited in a Group II Series Account for such Series of Group II Notes on such Payment Date, such Group II Principal Collections may, at the direction of HVF II, be applied to cover principal payments due to or for the benefit of Group II Noteholders of another Series of Group II Notes. Any such reallocation will not result in a reduction in the Principal Amount of the Series of Group II Notes to which such Group II Principal Collections were initially allocated.
(d)Unallocated Group II Principal Collections. If, after giving effect to Section 5.3(c), Group II Principal Collections allocated to any Series of Group II Notes on any Payment Date are in excess of the amount required to be paid in respect of such Series of Group II Notes on such Payment Date, then any such excess Group II Principal Collections shall be allocated to HVF II or such other party as may be entitled thereto as set forth in any Group II

(e) Series Supplement. Notwithstanding anything to the contrary contained herein, no Series of Notes that are not Group II Notes shall have any right or claim to any such excess Group II Principal Collections.
Section 5. 4.Determination of Monthly Interest.
Monthly payments of interest on each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement.
Section 5. 5.Determination of Monthly Principal.
Monthly payments of principal of each Series of Group II Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Group II Series Supplement. All principal of or interest on any Series of Group II Notes, however, shall be due and payable no later than the Legal Final Payment Date with respect to such Series of Group II Notes.
ARTICLE VI
DISTRIBUTIONS
Unless otherwise specified in the applicable Group II Series Supplement, on each Payment Date, the Paying Agent shall pay to the Group II Noteholders of each Series of Group II Notes of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Group II Noteholder at the address for such Group II Noteholder appearing in the Note Register except that with respect to Group II Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the applicable Group II Series Account no later than Noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable; provided, however, that, the final principal payment due on a Group II Note shall only be paid to the Group II Noteholder of a Definitive Note on due presentment of such Definitive Note for cancellation in accordance with the provisions of the Group II Note.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
HVF II hereby represents and warrants, for the benefit of the Trustee and the Group II Noteholders, as follows as of the Initial Group II Closing Date and each Series Closing Date with respect to any Series of Group II Notes:
Section 7.1.Security Interests.
(a)This Group II Supplement creates a valid and continuing Lien on the Group II Indenture Collateral in favor of the Trustee on behalf of the Group II Noteholders, which Lien on the Group II Indenture Collateral has been perfected and is prior to all other Liens

(other than Group II Permitted Liens), and is enforceable as such as against creditors of and purchasers from HVF II in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.
(b)HVF II has received all consents and approvals required by the terms of the Group II Indenture Collateral to the pledge of the Group II Indenture Collateral to the Trustee.
(c)Each of the Group II Leasing Company Notes is registered in the name of the Trustee and has been delivered to the Trustee. All other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Trustee’s security interest for the benefit of the Group II Noteholders in the Group II Indenture Collateral now in existence and hereafter acquired or created has been duly and effectively taken.
(d)Other than the security interest granted to the Trustee hereunder, HVF II has not pledged, assigned, sold or granted a security interest in the Group II Indenture Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF II as debtor covering all or any part of the Group II Indenture Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF II in favor of the Trustee on behalf of the Group II Noteholders in connection with this Group II Supplement, and HVF II has not authorized any such filing.
(e)HVF II’s legal name is Hertz Vehicle Financing II LP and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.
(f)Except for a change made pursuant to Section 8.7, (i) HVF II’s sole place of business and chief executive office shall be at 225 Brae Boulevard, Park Ridge, New Jersey 07656, and the places where its records concerning the Collateral are kept are at: (A) 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) HVF II’s jurisdiction of organization is Delaware. HVF II does not transact, and has not transacted, business under any other name.
(g)All authorizations in this Group II Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Group II Indenture Collateral and to take such other actions with respect to the Group II Indenture Collateral authorized by this Indenture are powers coupled with an interest and are irrevocable.
(h)The Group II General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.
(i)HVF II owns and has good and marketable title to the Group II Indenture Collateral free and clear of any Liens (other than Group II Permitted Liens).

(j)HVF II has caused or will have caused, within ten (10) days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Group II General Intangibles Collateral and the Group II Indenture Collateral constituting Investment Property granted to the Trustee in favor of the Group II Noteholders hereunder.
(k)HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group II Indenture Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Group II Noteholders hereunder or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.
(l)HVF II is a Registered Organization.
Section 7.2.Group II Leasing Company Related Documents.
There are no Group II Leasing Company Amortization Events or Group II Potential Leasing Company Amortization Events continuing, in each case, as of June 17, 2015 (in each case, for the avoidance of doubt, after giving effect to all waivers obtained by HVF II as of such date).
Section 7.3.Other Representations.
All representations and warranties of HVF II made in each Group II Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein. All representations and warranties of HVF II made in the Base Indenture are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and are repeated herein as though fully set forth herein, but replacing each reference therein to “Base Related Documents” with “Base Related Documents and Group II Related Documents”.
ARTICLE VIII
COVENANTS
Section 8. 1.Payment of Notes.
HVF II shall pay the principal of and interest on the Group II Notes pursuant to the provisions of the Group II Indenture and any applicable Group II Series Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8. 2.Compliance with Related Documents.
HVF II agrees that it will not:
(i)amend, modify, waive, supplement, terminate, surrender, or discharge, or agree to any amendment, modification, supplement, termination, waiver, surrender, or discharge of, the terms of any Group II Indenture Collateral, including any of the Group II Related Documents (other than the Group II Indenture in accordance with the provisions of Article X),
(ii)take any action to compel or secure performance or observation by any such obligor of its obligations applicable to any Group II Leasing Company or HVF II or
(iii)consent to the assignment of any such Group II Related Document by any other party thereto
(each action described in foregoing clauses (i), (ii) and (iii), the “Group II Related Document Actions”), in each case, without (A) the prior written consent of the Requisite Group II Investors, (B) satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and (C) satisfaction of any other applicable conditions and compliance with any applicable covenants, in each case, as may be set forth in any Group II Series Supplement; provided that, if any such Group II Related Document Action does not materially adversely affect the Group II Noteholders of one or more, but not all, Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, any such Series of Group II Notes that is not materially adversely affected by such Group II Related Document Action shall be deemed not Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Group II Investors shall be modified accordingly); provided further, that, if any such Group II Related Document Action does not materially adversely affect any Group II Noteholders, as evidenced by an Officer’s Certificate of HVF II, HVF II shall be entitled to effect such Group II Related Document Action without the prior written consent of the Trustee or any Group II Noteholder.
For the avoidance of doubt, and notwithstanding anything herein or in any Group II Related Document to the contrary, any amendment, modification, waiver, supplement, termination or surrender of any Group II Related Document relating solely to a particular Series of Group II Notes shall be deemed not to materially adversely affect the Group II Noteholders of any other Series of Group II Notes.
Section 8. 3.Notice of Defaults.
Within five (5) Business Days of any Authorized Officer of HVF II obtaining actual knowledge of any Potential Amortization Event or Amortization Event with respect to any Series of Group II Notes Outstanding, HVF II shall give the Trustee and the Rating Agencies with respect to each Series of Group II Notes Outstanding notice thereof, together with an Officer’s Certificate of HVF II setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF II.

Section 8. 4.Further Requests.
HVF II will promptly furnish to the Trustee such other information relating to the Group II Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Group II Series Supplement.
Section 8. 5.Further Assurances.
(a)HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Group II Indenture Collateral on behalf of the Group II Noteholders as a perfected security interest subject to no prior Liens (other than Group II Permitted Liens) and to carry into effect the purposes of this Group II Supplement or the other Group II Related Documents or to better assure and confirm unto the Trustee or the Group II Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 8.5(a), the Trustee shall, at the direction of the Required Series Noteholders of any Series of Group II Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Group II Indenture Collateral.
(b)Unless otherwise specified in a Group II Series Supplement, if any amount payable under or in connection with any of the Group II Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Group II Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Group II Noteholders, against the claims and demands of all Persons whomsoever.
(d)On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Group II Supplement in the Group II Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Group II Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Group II Supplement in the Group II Indenture Collateral until March 31 in the following calendar year.
Section 8. 6.Dividends, Officers’ Compensation, etc.
HVF II will not declare or pay any distributions on any of its partnership interests or membership interest; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Group II Notes Outstanding or would result therefrom, HVF II and the HVF II General Partner may declare and pay distributions out of capital or earnings computed in accordance with GAAP applied on a consistent basis. HVF II will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.
Section 8. 7.Legal Name; Location Under Section 9-307.
HVF II will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the RCFC Collateral Agent. In the event that HVF II desires to so change its location or change its legal name, HVF II will make any required filings and prior to actually changing its location or its legal name HVF II will deliver to the Trustee (i) an Officer’s Certificate of HVF II and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Noteholders in the Collateral in respect of the new location or new legal name of HVF II and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
Section 8. 8.Information. Upon request by the Trustee, HVF II will deliver or cause to be delivered to the Trustee:
(a)a copy of any notice, financial information, certificates, statements, reports and other materials delivered by any Group II Leasing Company to HVF II pursuant to the related Group II Leasing Company Related Documents; and
(b)such additional information regarding the financial position, results of operations or business of any Group II Leasing Company or any Group II Lessee as the Trustee may reasonably request to the extent that such Group II Leasing Company or Group II Lessee, as the case may be, delivers such information to HVF II pursuant to any Group II Leasing Company Related Documents.
Section 8. 9.Additional Leasing Companies.
HVF II will not designate any Additional Group II Leasing Company or acquire any Additional Group II Leasing Company Notes, in each case, without first satisfying the Rating Agency Condition with respect to each Series of Group II Notes Outstanding.

Section 8. 10.Payment of Taxes and Governmental Obligations.
HVF II will pay and discharge, at or before maturity, its tax liabilities and other governmental obligations, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
ARTICLE IX
AMORTIZATION EVENTS AND REMEDIES
Section 9.1.Amortization Events.
If any one of the following events shall occur during the Revolving Period or the Controlled Amortization Period, if any, with respect to any Series of Group II Notes:
(a)the occurrence of an Event of Bankruptcy with respect to HVF II or the HVF II General Partner;
(b)the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that HVF II is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act; or
(c)any other event shall occur that may be specified in any Group II Series Supplement as an “Amortization Event” with respect to the related Series of Group II Notes;
Then,
(i)in the case of any event described in clause (a) or (b) above an “Amortization Event” with respect to all Series of Group II Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder, and
(ii)in the case of any event described in clause (c) above, an “Amortization Event” with respect to such Series of Group II Notes shall occur in accordance with, and subject to the conditions (including, without limitation, any conditions with respect to notice, other action, the continuation of such event, grace or cure periods, or otherwise) specified in, the Group II Series Supplement with respect to such Series of Group II Notes.

Section 9.2.Rights of the Trustee upon Amortization Event or Certain Other Events of Default.
(a)General and Group II Leasing Company Related Documents. If any Amortization Event shall have occurred and be continuing, then the Trustee, at the written direction of the Requisite Group II Investors (in the case where such Amortization Event is with respect to all Series of Group II Notes) or Required Series Noteholders with respect to any Series of Group II Notes with respect to which such Amortization Event has occurred and is continuing (in the case where such Amortization Event is with respect to less than all Series of Group II Notes), shall exercise (and HVF II agrees to exercise) from time to time any rights and remedies available to it on behalf of the applicable Group II Noteholders under applicable law or any Group II Related Documents, including the rights and remedies available to the Trustee as a Beneficiary under the RCFC Collateral Agency Agreement, and all other rights, remedies, powers, privileges and claims of HVF II relating to the Group II Indenture Collateral against any party to any Group II Leasing Company Related Documents, including the right or power to take any action to compel performance or observance by any Group II Leasing Company and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Group II Leasing Company Related Documents.
(b)Group II Liquidation Event. If any Group II Liquidation Event shall have occurred and be continuing with respect to any Series of Group II Notes, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation Event is with respect to less than all Series of Group II Notes), shall, exercise from time to time any rights and remedies available to it as the result of such occurrence under the Group II Leasing Company Related Documents (including the rights and remedies available to it as a Beneficiary under the RCFC Collateral Agency Agreement).
(c)Failure of Leasing Company Trustee, Leasing Companies, RCFC Collateral Agent or Lessees to Take Action. If, after the occurrence of any Group II Liquidation Event with respect to any Series of Group II Notes, any Group II Leasing Company Trustee, the RCFC Collateral Agent or any Group II Lessee fails to take action to accomplish any instructions given to it by the Trustee within fifteen (15) Business Days of receipt thereof, then the Trustee may or, at the direction of the Requisite Group II Investors (in the case where such Group II Liquidation Event is with respect to all Series of Group II Notes) or at the direction of the Required Series Noteholders of any Series of Group II Notes with respect to which such Group II Liquidation Event shall have occurred (in the case where such Group II Liquidation Event is with respect to less than all Series of Group II Notes), shall take such action or such other appropriate action on behalf of such Group II Leasing Company Trustee, the RCFC Collateral Agent or such Group II Lessee. In the event that the Trustee determines to take action pursuant to the immediately preceding sentence, the Trustee may direct the RCFC Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of some or all of the Group II Eligible Vehicles pending the sale thereof, and the Trustee may institute legal proceedings for the appointment of a receiver or receivers pursuant to the powers of sale granted by this Group II Supplement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Group II Supplement.
(d)Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Group II Indenture Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(e)Amortization Event.
(i)Upon the occurrence of an Amortization Event with respect to one or more, but not all, Outstanding Series of Group II Notes, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest on and principal of the related Series of Group II Notes up to the Principal Amount of each such Series of Group II Notes; provided that, any such actions shall not adversely affect in any material respect the interests of the Group II Noteholders of any Series of Group II Notes Outstanding with respect to which no Amortization Event shall have occurred.
(ii)Any amounts relating to the Group II Indenture Collateral or the Group II Note Obligations obtained by the Trustee on account of or as a result of the exercise by the Trustee of any rights or remedies specified in this Article IX shall be held by the Trustee as additional collateral for the repayment of Group II Note Obligations with respect to each Series of Group II Notes with respect to which such rights or remedies were exercised and shall be applied as provided in Article V. If so specified in the applicable Group II Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Group II Notes to the extent set forth therein.
Section 9.3.Other Remedies.
Subject to the terms and conditions of the Group II Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available to it on behalf of the Group II Noteholders under applicable law or in equity to collect the payment of principal of or interest on the Group II Notes (or the applicable Series of Group II Notes, in the case of an Amortization Event with respect to less than all Series of Group II Notes) or to enforce the performance of any provision of such Group II Notes, the Group II Indenture, any Group II Series Supplement or any other Group II Related Document, in each case, with respect to such Series of Group II Notes.
The Trustee may maintain a proceeding even if it does not possess any of the Group II Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.
Section 9.4.Waiver of Past Events.
With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(c), any such Potential Amortization Event or Amortization Event (and, in any such case, any consequences thereof) with respect to such Series of Group II Notes may be waived as set forth in the related Group II Series Supplement. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series of Group II Notes, and any Amortization Event with respect to such Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and related Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. With respect to any existing Potential Amortization Event or Amortization Event described in Section 9.1(a) or (b), any such Potential Amortization Event or Amortization Event (and, in any such case, the consequences thereof) with respect to the Group II Notes shall only be waived with the written consent of each Group II Noteholder. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to each Series of Group II Notes, and any Amortization Event with respect to each Series of Group II Notes arising therefrom shall be deemed to have been cured for every purpose of the Group II Indenture and each Group II Series Supplement, but no such waiver shall extend to any subsequent or other Potential Amortization Event or Amortization Event or impair any right consequent thereon. The Trustee shall provide notice to each Rating Agency of any waiver by the Group II Noteholders of any Series of Group II Notes pursuant to this Section 9.4.
Section 9.5.Control by Requisite Investors.
The Requisite Group II Investors (or, where such remedy relates only to one or more particular Series of Group II Notes, the Required Series Noteholders of any such Series of Group II Notes) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of such Group II Noteholders or exercising any trust or power conferred on the Trustee. Subject to Section 7.1 of the Base Indenture, the Trustee may, however, refuse to follow any direction that conflicts with law or the Group II Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Group II Noteholders, or that may involve the Trustee in personal liability.
Section 9.6.Limitation on Suits.
Any other provision of the Group II Indenture to the contrary notwithstanding, no Group II Noteholder of any Series of Group II Notes shall have any right to institute a proceeding, judicial or otherwise, (x) with respect to the Group II Indenture or (y) for any other remedy with respect to the Group II Indenture or such Series of Group II Notes unless:
(a)such Group II Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series of Group II Notes;
(b)the Group II Noteholders of at least 25% of the Aggregate Group II Principal Amount of such Series of Group II Notes make a written request to the Trustee to pursue the remedy;
(c)such Group II Noteholder or Group II Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)during such 60-day period the Required Noteholders of such Series of Group II Notes do not give the Trustee a direction inconsistent with the request.
A Group II Noteholder may not use the Group II Indenture to prejudice the rights of another Group II Noteholder or to obtain a preference or priority over another Group II Noteholder.

Section 9.7.Right of Holders to Bring Suit.
Subject to Section 9.6 and Section 10.15 of the Base Indenture, the right of any Group II Noteholder to bring suit for the enforcement of any payment of principal of or interest on any Group II Note, in each case, on or after the respective due dates therefor expressed in such Group II Note, is absolute and unconditional and shall not be impaired or affected without the consent of such Group II Noteholder.
Section 9.8.Collection Suit by the Trustee.
If any Amortization Event arising from the failure to make a payment in respect of a Series of Group II Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF II for the whole amount of principal and interest remaining unpaid on the Group II Notes of such Series of Group II Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 9.9.The Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Group II Noteholders relating to the Group II Indenture Collateral or the Group II Note Obligations allowed in any judicial proceedings relative to HVF II (or any other obligor upon the Group II Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Group II Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Group II Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Group II Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Group II Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Group II Notes of any Group II Noteholder or the rights of any such Group II Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any such Group II Noteholder in any such proceeding.

Section 9.10.Priorities.
If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article V.
Section 9.11.Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Group II Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Group II Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Group II Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other valid right or remedy.
Section 9.12.Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Group II Noteholder to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or acquiescence thereto (other than any such right or remedy that by its terms requires such Amortization Event to be continuing at the time of exercising such right or remedy). Every right and remedy given by this Article IX or by law to the Trustee or to each Group II Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or such Group II Noteholder, as the case may be. For the avoidance of doubt, this Section 9.12 shall be subject to and qualified in its entirety by Section 10.2(c).
Section 9.13.Reassignment of Surplus.
After termination of this Group II Supplement and the payment in full of the Group II Note Obligations, any proceeds of the Group II Indenture Collateral received or held by the Trustee shall be turned over to HVF II and the Group II Indenture Collateral shall be reassigned to HVF II by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE X
AMENDMENTS
Section 10.1.Without Consent of the Noteholders.
(a)Without the consent of any Group II Noteholder, at any time and from time to time, HVF II and the Trustee may amend, modify, or waive the provisions of this Group II Supplement or any Group II Series Supplement:
(i)to create a new Series of Group II Notes;

(ii)to add to the covenants of HVF II for the benefit of any Group II Noteholders (and if such covenants are to be for the benefit of less than all Series of Group II Notes, stating that such covenants are expressly being included solely for the benefit of such Series of Group II Notes) or to surrender any right or power herein conferred upon HVF II (provided, however, that HVF II will not pursuant to this Section 10.1(a)(ii) surrender any right or power it has under any Group II Related Documents);
(iii)to mortgage, pledge, convey, assign and transfer to the Trustee any additional property or assets, or increase the amount of such property or assets that are required as security for the Group II Notes and to specify the terms and conditions upon which such additional property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Group II Supplement or as may, consistent with the provisions of the Group II Supplement, be deemed appropriate by HVF II and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee on behalf of the Group II Noteholders;
(iv)to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained in this Group II Supplement or in any Group II Series Supplement or in any Group II Notes issued hereunder;
(v)to provide for uncertificated Group II Notes in addition to certificated Group II Notes;
(vi)to add to or change any of the provisions of this Group II Supplement to such extent as shall be necessary to permit or facilitate the issuance of Group II Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
(vii)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Group II Notes of one or more Series of Group II Notes and to add to or change any of the provisions of this Group II Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(viii)to correct or supplement any provision herein that may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Group II Supplement or in any Group II Series Supplement; or
(ix)to effect any amendments hereto reasonably necessary to accommodate the purchase of any Additional Group II Leasing Company Note purchased in accordance with Section 8.9 hereof;
provided, however, that, as evidenced by an Officer’s Certificate of HVF II, such action shall not adversely affect in any material respect the interests of any Group II Noteholder or Group II Series Enhancement Provider.

(b)Group II Series Supplements. Upon the request of HVF II and receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with HVF II in the execution of any Group II Series Supplement authorized or permitted by the terms of the Group II Supplement and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such Group II Series Supplement that affects its own rights, duties or immunities under the Group II Indenture or otherwise.
Section 10.2.With Consent of the Noteholders.
(a)Except as provided in Section 10.1, the provisions of this Group II Supplement may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by HVF II, the Trustee and the Requisite Group II Investors, provided that, with respect to any such amendment, modification or waiver that does not adversely affect in any material respect one or more Series of Group II Notes, as evidenced by an Officer’s Certificate of HVF II, each such Series of Group II Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the Requisite Group II Investors (including the Aggregate Group II Principal Amount) will be modified accordingly) and (ii) the Rating Agency Condition with respect to each Series of Group II Notes Outstanding is satisfied with respect to such amendment, modification, or waiver; provided that, HVF II shall be permitted to issue any Subordinated Series of Group II Notes and effect any amendments hereto reasonably necessary to effect such issuance without the consent of any Group II Noteholder (other than the Required Noteholders of each such previously issued Subordinated Series of Group II Notes); provided further that, the Rating Agency Condition with respect to each Series of Group II Notes Outstanding shall have been satisfied with respect to such issuance of such Subordinated Series of Group II Notes and that each Subordinated Series of Group II Notes shall be deemed to be subordinated in all material respects to each Series of Group II Notes.
(b)Notwithstanding the foregoing (but subject, in each case, to satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding):
(i)any modification of this Section 10.2 or any requirement hereunder that any particular action be taken by Group II Noteholders holding the relevant percentage in Principal Amount of the Group II Notes shall require the consent of each Group II Noteholder materially adversely affected thereby; and
(ii)any amendment, waiver or other modification to this Group II Supplement or any Group II Series Supplement that would (A) extend the due date for, or reduce the interest rate or principal amount of any Group II Note, or the amount of any scheduled repayment or prepayment of interest on any Group II Note (or reduce the principal amount of or rate of interest on any Group II Note) shall require the consent of each holder of such Group II Note materially adversely affected thereby; (B) affect adversely in any material respect the interests, rights or obligations of any Group II Noteholder individually in comparison to any other Group II Noteholder shall require the consent of such Group II Noteholder; or (C) amend or otherwise modify any

Amortization Event shall require the consent of each Group II Noteholder to which such Amortization Event applies that would be materially adversely affected thereby.
(c)No failure or delay on the part of any Group II Noteholder or the Trustee in exercising any power or right under this Group II Supplement or any other Group II Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Group II Related Document with respect to such exercise.
(d)It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
(e)HVF II will not consent to the issuance of any series of notes by a Group II Leasing Company under its Group II Leasing Company Related Documents that is secured by the same pool of assets that is direct collateral for a Group II Leasing Company Note without the prior written consent of the Requisite Group II Investors.
Section 10.3.Supplements and Amendments.
Each amendment or other modification to this Group II Supplement shall be set forth in a Group II Supplemental Indenture. The initial effectiveness of each Group II Supplemental Indenture shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Group II Notes Outstanding and the delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement. Subject to the terms hereof, each Group II Series Supplement may be amended as provided in such Group II Series Supplement.
Section 10.4.Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by a Group II Noteholder of a Group II Note is a continuing consent by the Group II Noteholder and every subsequent Group II Noteholder of a Group II Note or portion of a Group II Note that evidences the same debt as the consenting Group II Noteholder’s Group II Note, even if notation of the consent is not made on any Group II Note. Any such Group II Noteholder or subsequent Group II Noteholder may, however, revoke the consent as to his Group II Note or portion of a Group II Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Group II Noteholder. HVF II may fix a record date for determining which Group II Noteholders are eligible to consent to any amendment or waiver.
Section 10.5.Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment or waiver on any Group II Note thereafter authenticated. HVF II, in exchange for all Group II Notes, may issue and the Trustee shall authenticate new Group II Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Group II Note shall not affect the validity and effect of such amendment or waiver.
Section 10.6.The Trustee to Sign Amendments, etc.
The Trustee shall sign any Group II Supplemental Indenture authorized pursuant to this Article X if the Group II Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment hereto or Group II Supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel as conclusive evidence that such Group II Supplemental Indenture is authorized or permitted by this Group II Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
ARTICLE XI
MISCELLANEOUS
Section 11.1.Benefits of Indenture.
Except as set forth in a Group II Series Supplement, nothing in the Group II Indenture or in the Group II Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Group II Noteholders, any benefit or any legal or equitable right, remedy or claim under the Group II Indenture.
Section 11.2.Successors.
All agreements of HVF II in this Group II Supplement and each Group II Related Document shall bind its successor; provided, however, that except as provided in Section 10.2(b)(iii), HVF II may not assign its obligations or rights under this Group II Supplement or any Group II Related Document. All agreements of the Trustee in this Group II Supplement shall bind its successor.
Section 11.3.Severability.
In case any provision in this Group II Supplement or in the Group II Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.4.Counterpart Originals.
This Group II Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Group II Supplement.

Section 11.5.Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Group II Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.6.Termination; Collateral.
This Group II Supplement, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Group II Notes and shall terminate when (a) all Group II Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Group II Series Enhancement Provider under any Group II Series Enhancement, Group II Related Documents and each Group II Series Supplement have terminated, and (c) any Group II Series Enhancement shall have terminated, at which time the Trustee, at the request of HVF II and upon receipt of an Officer’s Certificate of HVF II to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Group II Series Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Group II Indenture Collateral and documents then in the custody or possession of the Trustee promptly to HVF II.
HVF II and the Group II Noteholders hereby agree that, if any funds remain on deposit in or credited to the Group II Collection Account on any date on which no Series of Group II Notes is Outstanding or each Group II Series Supplement related to a Series of Group II Notes has been terminated, such amounts shall be released by the Trustee and paid to HVF II.
Section 11.7.Governing Law. THIS GROUP II SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS GROUP II SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.8.Electronic Execution. This Group II Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Group II Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

Section 11.9.Notices.
Any notice or communication by any party hereunder shall be delivered in accordance with Section 10.1 of the Base Indenture. The address for notices to be delivered to the Securities Intermediary or the Group II Administrator shall be:
If to the Group II Administrator:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746
If to the Securities Intermediary:
2 North LaSalle, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administrator - Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562

The Securities Intermediary and the Group II Administrator from time to time may designate additional or different addresses for subsequent notices or communications by notice to each of the parties hereto.

IN WITNESS WHEREOF, the Trustee and HVF II have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
HERTZ VEHICLE FINANCING II LP,
as Issuer

By:    HVF II GP Corp., its General Partner

By: __ /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: __ /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

SCHEDULE I
TO THE
GROUP II SUPPLEMENT
DEFINITIONS LIST
“Additional Group II Lease” means a master motor vehicle lease and servicing agreement among an Additional Group II Leasing Company, one or more Additional Group II Lessees, and Hertz or an Affiliate of Hertz), as servicer (provided such Affiliate’s obligations as servicer are guaranteed by Hertz).
“Additional Group II Leasing Company” means a special purpose Affiliate of Hertz (other than RCFC) that is engaged in the business of acquiring, financing, refinancing and/or leasing Vehicles designated as such by HVF II subject to Section 8.9.
“Additional Group II Leasing Company Indenture” means an indenture, base indenture and supplement, credit agreement or other documented financing arrangement entered into by an Additional Group II Leasing Company, pursuant to which such Additional Group II Leasing Company can issue or incur indebtedness that is secured by such Additional Group II Leasing Company’s rights under an Additional Group II Lease.
“Additional Group II Leasing Company Note” means a variable funding rental car asset backed note or other indebtedness owing from an Additional Group II Leasing Company to HVF II and issued or incurred pursuant to an Additional Group II Leasing Company Indenture.
“Additional Group II Lessee” means any Affiliate of Hertz that has entered into any Group II Lease, whose obligations under such Group II Lease are guaranteed by Hertz.
“Aggregate Group II Leasing Company Note Principal Amount” means, as of any date of determination, the sum of the Group II Leasing Company Note Principal Amounts with respect to each Group II Leasing Company Note Outstanding as of such date.
“Aggregate Group II Principal Amount” means, as of any date of determination, the sum of the Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Aggregate Group II Series Adjusted Principal Amount” means, as of any date of determination, the sum of the Group II Adjusted Series Principal Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Amortization Event” has the meaning specified, with respect to each Series of Group II Notes, in Section 9 of the Group II Supplement and with respect to any Series of Group II Notes, in the related Group II Series Supplement.
“Amortization Period” means, with respect to any Series of Group II Notes, the period following the Revolving Period, which shall be the Controlled Amortization Period or the Rapid Amortization Period, each as defined in the applicable Group II Series Supplement.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2.
“Base Indenture” has the meaning set forth in the Preamble.
“Beneficiary” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.
“Class(es)” means, with respect to any Series of Group II Notes, any one of the classes of Group II Notes of that Series of Group II Notes as specified in the applicable Series Supplement.
“Collateral Account” has the meaning set forth in the RCFC Collateral Agency Agreement.
“Committed Note Purchaser” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Controlled Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Daily Group II Collection Report” has the meaning set forth in Section 4.1.
“Disposition Date” means, with respect to any Group II Eligible Vehicle:
(i) if such Group II Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Group II Repurchase Program, the Group II Turnback Date with respect to such Group II Eligible Vehicle;
(ii) if such Group II Eligible Vehicle was sold to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Guaranteed Depreciation Program, the Group II Backstop Date with respect to such Group II Eligible Vehicle;
(iii) if such Group II Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Group II Manufacturer’s Group II Manufacturer Program) the date on which the proceeds of such sale are deposited in the Group II Collection Account or the Group II Exchange Account; and
(iv) if such Group II Eligible Vehicle becomes a Group II Casualty or a Group II Ineligible Vehicle (except as a result of a sale thereof), the last day of the calendar month in which such Group II Eligible Vehicle suffers a Group II Casualty or becomes a Group II Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Group II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group II Eligible Vehicle to any Person (other than

2

any portion of such proceeds payable by the Group II Lessee thereof pursuant to any Group II Lease).
“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.
“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.
“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Qualified Institution.
“Entitlement Order” means “entitlement order” within the meaning of Section 8-102(a)(8) of the New York UCC.
“Final Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Financial Asset” means “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
“Group II Account Collateral” means HVF II’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, in Section 3.1(a)(iii) of the Group II Supplement.
“Group II Accrued Amounts” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the amount, if any, specified in the applicable Group II Series Supplement.
“Group II Administration Agreement” means the Amended and Restated Group II Administration Agreement, dated as June 17, 2015, by and among the Group II Administrator, HVF II and the Trustee.
“Group II Administrator” means Hertz, in its capacity as the administrator under the Group II Administration Agreement.
“Group II Administrator Default” means any of the events described in Section 9(c) of the Group II Administration Agreement.
“Group II Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:

i.	the aggregate Group II Net Book Value of all Group II Eligible Vehicles as of such date;

ii.	the aggregate amount of all Group II Manufacturer Receivables as of such date;

iii.	the Group II Cash Amount as of such date; and

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iv.	the Group II Due and Unpaid Lease Payment Amount as of such date.
“Group II Aggregate Asset Amount Deficiency” means, as of any date of determination, the Group II Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group II Aggregate Asset Amount as of such date.
“Group II Aggregate Asset Coverage Threshold Amount” means, on any date of determination, the sum of the Group II Asset Coverage Threshold Amounts with respect to each Series of Group II Notes Outstanding as of such date.
“Group II Asset Coverage Threshold Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Group II Backstop Date” means, with respect to any Group II Program Vehicle that has been turned back under the related Group II Manufacturer Program, the date on which the Group II Manufacturer of such Group II Program Vehicle is obligated to purchase such Group II Program Vehicle in accordance with the terms of such Group II Manufacturer Program.
“Group II Back-Up Administration Agreement” means that certain Group II Back-Up Administration Agreement, dated as of November 25, 2013 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015), by and among the Group II Administrator, HVF II and Lord Securities Corporation, as back-up administrator.
“Group II Capitalized Cost” means, with respect to each Group II Eligible Vehicle, “Capitalized Cost” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Carrying Charges” means for any Payment Date, without duplication, the aggregate of:
(i) all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Group II Related Documents,
(ii) the Group II Percentage of all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by HVF II under the Base Related Documents, and
(iii) the Group II Percentage of all other operating expenses of HVF II (including any management fees) arising in connection therewith, in each case, that have become payable since the immediately preceding Determination Date and any such amounts that had become payable as of such immediately preceding Determination Date and remain unpaid.
“Group II Cash Amount” means, as of any date of determination, the sum of the amount of cash on deposit in and Permitted Investments credited to any of the Group II Collection Account and the RCFC Series 2010-3 Collection Account and the amount of cash on deposit in and Permitted Investments credited to the RCFC Escrow Accounts relating to Group II Eligible Vehicles.

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“Group II Casualty” means, with respect to any Group II Eligible Vehicle, that
(a)    such Group II Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b)    such Group II Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.
“Group II Collection Account” has the meaning set forth in Section 5.1(a). The Group II Collection Account shall be the “Group-Specific Collection Account” with respect to the Group II Notes.
“Group II Collections” means all payments on or in respect of the Group II Indenture Collateral.
“Group II Depreciation Charge” means, with respect to each Group II Eligible Vehicle, “Depreciation Charge” under and as defined in the Group II Leasing Company Related Documents that include the Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of:

(a)
all amounts (other than Monthly Variable Rent) known by the Group II Lease Servicer with respect to the Group II RCFC Lease to be due and payable by the Group II Lessees to RCFC on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Group II RCFC Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Group II Lessees to RCFC pursuant to Section 4.7 of the Group II RCFC Lease; and

(b)
all amounts (other than Monthly Variable Rent) known by the applicable Group II Lease Servicer to be due and payable by any Group II Lessee to any Group II Leasing Company on either of the next two succeeding Payment Dates pursuant any Group II Lease (other than the Group II RCFC Lease) as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by any Group II Lessee to any Group II Leasing Company pursuant to any Group II Lease (other than the Group II RCFC Lease).

“Group II Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease:

i.	that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

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ii.	the Certificate of Title for which is in the name of such Group II Leasing Company (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

iii.	that is owned by such Group II Leasing Company free and clear of all Liens other than Group II Permitted Liens; and

iv.
that is designated on the Master Servicer’s (as defined under the RCFC Collateral Agency Agreement) computer systems as leased under such Group II Lease in accordance with the RCFC Collateral Agency Agreement.

“Group II Exchange Account” means the “RCFC Exchange Account” as defined in the RCFC Master Exchange and Trust Agreement.
“Group II General Intangibles Collateral” means the Group II Indenture Collateral described in Sections 3.1(a)(i) and (ii).
“Group II Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Group II Manufacturer has agreed to:
(a)    cause Group II Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period to be sold by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle,
(b)    cause the proceeds of any such sale to be deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle, promptly following such sale, and
(c)    pay to HVF II or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Group II Eligible Vehicle calculated as of the Group II Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by the buyer, or any agent of the buyer, of such Group II Eligible Vehicle pursuant to clause (b) above.
“Group II Indenture” means the Base Indenture together with this Group II Supplement.
“Group II Indenture Collateral” has the meaning set forth in Section 3.1.
“Group II Ineligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by a Group II Leasing Company and leased by such Group II Leasing Company to any Group II Lessee pursuant to a Group II Lease that is not a Group II Eligible Vehicle.
“Group II Interest Collections” means on any date of determination, all Group II Collections that represent interest payments on the Group II Leasing Company Notes plus any amounts earned on

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Permitted Investments in the Group II Collection Account that are available for distribution on such date.
“Group II Lease” means each of the Group II RCFC Lease and each Additional Group II Lease, if any.
“Group II Lease Servicer” means, with respect to any Group II Lease, the “Master Servicer” under and as defined in such Group II Lease.
“Group II Leasing Company” means each of RCFC and each Additional Group II Leasing Company.
“Group II Leasing Company Amortization Event” means, with respect to any Group II Leasing Company Note, an “Amortization Event” as defined in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company Note.
“Group II Leasing Company Note” means the RCFC Series 2010-3 Note and any Additional Group II Leasing Company Note.
“Group II Leasing Company Note Principal Amount” means with respect to each Group II Leasing Company Note, the “Principal Amount” as defined in such Group II Leasing Company Note.
“Group II Leasing Company Related Documents” means (i) with respect to the RCFC Series 2010-3 Note, the “Series 2010-3 Related Documents” (under and as defined in the RCFC Series 2010-3 Supplement), and (ii) with respect to any other Group II Leasing Company Note, the “Related Documents” under and as defined in the Additional Group II Leasing Company Indenture pursuant to which such Group II Leasing Company Note was issued.
“Group II Lessee” means, as of any date of determination, each “Lessee” under any Group II Lease, in each case as of such date.
“Group II Liquidation Event” has the meaning specified, with respect to each Series of Group II Notes, in the applicable Group II Series Supplement.
“Group II Manufacturer” means each Person that has manufactured a Group II Eligible Vehicle.
“Group II Manufacturer Program” means at any time any Group II Repurchase Program or Group II Guaranteed Depreciation Program that is in full force and effect with a Group II Manufacturer and that, in any such case, satisfies the Group II Required Contractual Criteria.
“Group II Manufacturer Receivable” means any amount payable to a Group II Leasing Company or the Intermediary by a Group II Manufacturer in respect of or in connection with the disposition of a Group II Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Group II Indenture Collateral.

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“Group II Net Book Value” means, with respect to each Group II Eligible Vehicle, “Net Book Value” under and as defined in the Group II Leasing Company Related Documents that include Group II Lease with respect to such Group II Eligible Vehicle.
“Group II Non-Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is not a Group II Program Vehicle as of such date.
“Group II Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF II on the Group II Notes and all costs, fees and expenses payable by, or obligations of, HVF II under the Group II Indenture and/or the Group II Related Documents and/or the Group II Series Supplements.
“Group II Noteholder” means the Person in whose name a Group II Note is registered in the Note Register.
“Group II Notes” has the meaning set forth in the Recitals.
“Group II Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Aggregate Group II Principal Amount as of such date and the denominator of which is the Aggregate Indenture Principal Amount as of such date.
“Group II Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Group II Related Document or Base Related Document and Liens in favor of the RCFC Collateral Agent pursuant to the RCFC Collateral Agency Agreement. Group II Permitted Liens shall be “Group Permitted Liens” with respect to the Group II Notes.
“Group II Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Group II Leasing Company Amortization Event.
“Group II Principal Collections” means any Group II Collections other than Group II Interest Collections.
“Group II Program Vehicle” means, as of any date of determination, a Group II Eligible Vehicle that is a “Program Vehicle” (as defined in the Group II Leasing Company Related Documents with respect to such Group II Eligible Vehicle) as of such date.
“Group II RCFC Lease” means that certain Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2010-3), dated as of June 17, 2015, by and

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among RCFC, as lessor, DTG Operations, as a lessee, DTAG as master servicer, Hertz as a lessee and as guarantor, and those other “Permitted Lessees” from time to time becoming “Lessees” thereunder, if any.
“Group II Related Document Actions” has the meaning set forth in Section 8.2.
“Group II Related Documents” means the Group II Supplement, the Group II Administration Agreement, the Group II Back-up Administration Agreement, the Group II Leasing Company Related Documents and, to the extent it relates to the Group II Eligible Vehicles and the Related Master Collateral with respect thereto, the RCFC Collateral Agency Agreement. The Group II Related Documents shall be the “Group Related Documents” with respect to the Group II Notes.
“Group II Repurchase Program” means a program pursuant to which a Group II Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to an unaffiliated third party) Group II Eligible Vehicles manufactured by such Group II Manufacturer or one or more of its Affiliates during a specified period.
“Group II Required Contractual Criteria” means, with respect to any Group II Repurchase Program or Group II Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:
(i) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,
(ii) the repurchase price or guaranteed auction sale price with respect to each Group II Eligible Vehicle subject thereto is at least equal to the Group II Capitalized Cost of such Group II Eligible Vehicle, minus all Group II Depreciation Charges accrued with respect to such Group II Eligible Vehicle prior to the date that such Group II Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Group II Repurchase Program, minus Group II Excess Mileage Charges, minus Group II Excess Damage Charges,
(iii) such Group II Repurchase Program or Group II Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Group II Eligible Vehicle subject thereto after the purchase of such Group II Eligible Vehicle, and
(iv) the assignment of the benefits (but not the burdens) of which to a Group II Leasing Company and the RCFC Collateral Agent has been acknowledged in writing by the related Manufacturer.
“Group II Required Noteholders” means, with respect to an amendment, waiver or other modification, Group II Noteholders materially and adversely affected thereby holding not less than 66⅔% of the sum of (a) the Aggregate Group II Principal Amount held by all Group II Noteholders materially and adversely affected thereby and (b) the sum of the unutilized purchase commitments of all Committed Note Purchasers materially and adversely affected thereby

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(excluding, for the purposes of making the foregoing calculation, any Group II Notes held by any Affiliate of HVF II (other than an Affiliate Issuer)); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the unutilized purchase commitment of such Committed Note Purchaser with respect to such Series of Group II Notes shall be deemed to be zero.
“Group II Series Account” means any account or accounts established pursuant to a Group II Series Supplement for the benefit of the related Series of Group II Notes.
“Group II Series Adjusted Principal Amount” means, with respect to any Series of Group II Notes (or any class of such Series of Group II Notes), the “Adjusted Principal Amount” as defined in such Series of Group II Notes.
“Group II Series Enhancement” means, with respect to any Series of Group II Notes, the rights and benefits provided to the Group II Noteholders of such Series of Group II Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of Subordinated Series of Group II Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar arrangement.
“Group II Series Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Group II Series Enhancement or pursuant to which any Group II Series Enhancement is issued or outstanding.
“Group II Series Enhancement Provider” means the Person providing any Group II Series Enhancement as designated in the applicable Group II Series Supplement, other than any Group II Noteholders the Group II Notes of which are subordinated to any Class of the Group II Notes of the same Series of Group II Notes.
“Group II Series Principal Terms” has the meaning set forth in Section 2.3.
“Group II Series Supplement” means a supplement to the Group II Supplement complying (to the extent applicable) with the terms of Section 2.3 of the Group II Supplement.
“Group II Series-Specific Collateral” means, with respect to any Series of Group II Notes, the collateral specified in the related Group II Series Supplement as solely for the benefit of such Series of Group II Notes.
“Group II Supplement” has the meaning set forth in the Preamble.
“Group II Supplemental Indenture” means a supplement to the Group II Indenture complying (to the extent applicable) with the terms of Article X of this Group II Supplement.
“Group II Turnback Date” means, with respect to any Group II Program Vehicle, the date on which such Group II Eligible Vehicle is accepted for return by a Group II Manufacturer or its

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agent pursuant to its Group II Manufacturer Program and the Group II Depreciation Charges cease to accrue pursuant to its Group II Manufacturer Program.
“Group II Vehicle Operating Lease Commencement Date” means, with respect to each Group II Eligible Vehicle, “Vehicle Operating Lease Commencement Date” under and as defined in the Group II Lease with respect to such Group II Eligible Vehicle.
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Group II Closing Date” means November 25, 2013
“Initial Group II Indenture” means the Initial Base Indenture together with the Initial Group II Supplement.
“Initial Principal Amount” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the RCFC Master Exchange and Trust Agreement.
“Investment Property” means “investment property” within the meaning of Section 9-102(49) of the New York UCC.
“Legal Final Payment Date” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Luxembourg Agent” has the meaning specified in Section 2.4.
“Majority in Interest” has the meaning specified, with respect to any Series of Group II Notes, in the applicable Group II Series Supplement.
“Manufacturer” means a manufacturer or distributor of passenger automobiles and/or light-duty trucks.
“Material Adverse Effect” means, with respect to any occurrence, event or condition, applicable to any party to any of the Group II Related Documents:
1.a material adverse effect on the ability of HVF II or any Affiliate of HVF II that is a party to any of the Group II Related Documents to perform its obligations under such Group II Related Documents; or

2.a material adverse effect on (i) the validity or enforceability of any Group II Related Documents or (ii) on the validity, perfection or priority of the lien of the trustee in the Group II Indenture Collateral, other than, in each case, a material

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adverse effect on any such priority arising due to the existence of a Group II Permitted Lien.
“Monthly Base Rent” has the meaning specified, with respect to any Group II Lease, in such Group II Lease.
“Monthly Noteholders’ Statement” means, with respect to any Series of Group II Notes, a statement substantially in the form of the applicable exhibit to the applicable Group II Series Supplement.
“Monthly Variable Rent” has the meaning specified, with respect to each Group II Lease, in such Group II Lease.
“New York UCC” means the UCC in effect in the State of New York.
“Note Rate” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;

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(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to any Series of Group II Notes.
“Potential Amortization Event” means, with respect to any Series of Group II Notes, any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Group II Notes.
“Principal Amount” means, with respect to each Series of Group II Notes, the amount specified in the applicable Group II Series Supplement.
“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.
“Rapid Amortization Period” means, with respect to any Series of Group II Notes, the period specified in the applicable Group II Series Supplement.
“Rating Agency” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement; provided that, if a Rating Agency ceases to rate the

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Group II Notes of any Series of Group II Notes, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series of Group II Notes.
“Rating Agency Condition” with respect to any Series of Group II Notes, has the meaning, if any, specified in the applicable Group II Series Supplement.
“RCFC Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among RCFC, DTG Operations and DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and Deutsche Bank Trust Company Americas, as master collateral agent.
“RCFC Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the RCFC Collateral Agency Agreement.
“RCFC Escrow Account” has the meaning specified in the RCFC Master Exchange and Trust Agreement.
“RCFC Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among RCFC, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“RCFC Series 2010-3 Collection Account” means the “Series 2010-3 Collection Account” as defined in the RCFC Series 2010-3 Supplement.
“RCFC Series 2010-3 Note” means that certain Series 2010-3 Variable Funding Rental Car Asset Backed Note, dated as of November 25, 2013, issued by RCFC to HVF II.
“RCFC Series 2010-3 Supplement” means that certain Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, by and among RCFC, HVF II and Deutsche Bank Trust Company Americas, as trustee.
“Record Date” means, with respect to any Series of Group II Notes and any Payment Date related thereto, the date specified in the applicable Group II Series Supplement.
“Registered Organization” means “registered organization” within the meaning of Section 9-102(a)(70) of Revised Article 9.
“Required Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;

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(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.
“Required Series Noteholders” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Required Trust Rating” means:
(i) for so long as DBRS is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB(L)” from DBRS;
(ii) for so long as Moody’s is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “Baa3” from Moody’s;
(iii) for so long as Fitch is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from Fitch; and
(iv) for so long as S&P is a Rating Agency with respect to any Series of Group II Notes Outstanding, a long term deposits rating of at least “BBB-” from S&P.
“Requisite Group II Investors” means Group II Noteholders holding in excess of 50% of the Aggregate Group II Principal Amount (voting in a single class); provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Group II Notes held by a Committed Note Purchaser, the purchase commitment of such Committed Note Purchaser shall be deemed to be zero. The Requisite Group II Investors shall be the “Requisite Group Investors” with respect to the Group II Notes.
“Revised Article 8” means Article 8 of the New York UCC.
“Revised Article 9” means Article 9 of the New York UCC.
“Revolving Period” has the meaning specified, with respect to each Series of Group II Notes, in the Group II Series Supplement with respect to such Series of Group II Notes.
“Securities Intermediary” has the meaning set forth in Section 5.2.
“Security Entitlement” means “security entitlement” within the meaning of Section 8-102(a)(17) of the New York UCC.
“Series of Group II Notes” means each Series of Group II Notes issued and authenticated pursuant to the Group II Indenture and the applicable Group II Series Supplement.

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“Subordinated Series of Group II Notes” means a subordinated Series of Group II Notes (other than, for the avoidance of doubt, a subordinated Class of Group II Notes issued pursuant to a Group II Series Supplement) which is fully subordinated to each Series of Group II Notes Outstanding (other than any other previously issued Subordinated Series of Group II Notes).
“Vehicle” means a passenger automobile, van or light-duty truck.

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